UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Shockwave Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001 - 38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SWAV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2020, Shockwave Medical, Inc. (the “Company”) issued and sold an aggregate of 1,955,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to an underwriting agreement dated June 16, 2020 (the “Underwriting Agreement”), among the Company and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Shares include the full exercise of the Underwriters’ option to purchase an additional 255,000 shares of Common Stock pursuant to the Underwriting Agreement.

The Shares were sold in a public offering (the “Offering”) pursuant to a registration statement on Form S-3ASR (File No. 333-239202) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission. The Company received net proceeds from the Offering of approximately $84.1 million, after deducting underwriting discounts and commissions and before estimated offering expenses. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Certain of the Underwriters or their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. For example, certain of the Underwriters also served as underwriters in connection with the Company’s initial public offering in March 2019 and its public offering in November 2019.

The Company intends to use the net proceeds from the Offering for sales and marketing activities to support the ongoing commercialization of its intravascular lithotripsy system, including the expansion of its sales force, additional medical affairs and educational efforts and the expansion of its international sales presence, for research and development and clinical studies and for working capital and general corporate purposes. The Company may also use a portion of the net proceeds of the Offering for acquisitions or strategic transactions, though the Company has not entered into any agreements or commitments with respect to any specific transactions and have no understandings or agreements with respect to any such transactions at this time. The Company cannot specify with certainty the particular uses of the net proceeds that it will receive from the Offering. Accordingly, the Company will have broad discretion in using these proceeds. Pending the use of proceeds from the Offering as described above, the Company plans to invest the net proceeds that it receives from the Offering in short-term and long-term interest-bearing obligations, including government and investment-grade debt securities and money market funds.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Shares is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated June 16, 2020, by and among the Company and Morgan Stanley & Co. LLC and BofA Securities, Inc. as representatives of the several underwriters named therein

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: June 19, 2020	/s/ Dan Puckett
Chief Financial Officer